Exhibit 99.1

XBP Europe Holdings, Inc. Reports Second Quarter 2024 Results

August 12, 2024

Second Quarter Highlights

●	Revenue of $36.1 million, down 14.8% year-over-year (14.2% on a constant currency basis)
●	Gross margin declined to 18.4%, a 630 bps decrease sequentially and 920 bps decrease year-over-year
●	Net loss of $4.7 million includes $0.7 million of FX losses
●	Active revenue ramp of approximately $25 million in ACV (Annual Contract Value)
●	Completed a comprehensive financing transaction with HSBC to provide up to $33 million of incremental liquidity

LONDON, UK and Santa Monica, CA, August 12, 2024 (GLOBE NEWSWIRE) – XBP Europe Holdings, Inc. (“XBP Europe” or the “Company”) (NASDAQ: XBP), a pan-European integrator of bills, payments, and related solutions and services seeking to enable the digital transformation of its clients, announced today its financial results for the quarter ended June 30, 2024.

“We are encouraged by our sales funnel and ramp-up of large public sector contracts, including HMPO which is expected to launch in the coming weeks. Combined with our recently announced strategic financing transaction, which provides the Company with ample liquidity for both organic and inorganic growth, we are optimistic about the rest of 2024,” said Andrej Jonovic, Chief Executive Officer of XBP Europe.

●	Revenue: Total Revenue was $36.1 million, a decline of 14.8% compared to $42.4 million in 2Q 2023, primarily due to a large one-time license sale in 2Q 2023 coupled with completion of projects, lower volumes, and client contract ends, offset by positive impact of new business, some of which is in early stage of ramp.
●	Bills & Payments segment revenue was $27.3 million, a decline of 9.6% year-over-year, due to completion of projects, lower volumes, and client contract ends, offset by small positive impact of ~$25 million ACV won business in various stages of ramp.
●	Technology segment revenue was $8.8 million, a decrease of 27.6% year-over-year, largely due to higher license sales in 2Q 2023, offset by higher implementation and professional services revenue.
●	Operating Loss: Operating loss was $2.4 million, compared with operating income of $1.4 million in 2Q 2023. This was driven primarily by lower revenues coupled with unfavorable mix, partially offset by lower SG&A, net of investments for growth initiatives and cost optimization initiatives, which resulted in reduced operating lease and facility expenses.
●	Net Loss: Net loss was $4.7 million, compared with a net loss of $0.6 million in 2Q 2023. The year-over-year increase was primarily driven by lower operating profit and higher interest and income tax expense.
●	Adjusted EBITDA(1): Adjusted EBITDA was $0.3 million, a decrease of 92.8% compared to $4.0 million in 2Q 2023. Adjusted EBITDA margin was 0.8%, a decrease of 870 basis points from 9.5% in 2Q 2023.
●	Capital Expenditures: Capital expenditures were 0.9% of revenue compared to 3.2% of revenue in 2Q 2023, with the reduction primarily due to less investment in PP&E during the quarter versus a year ago. The Company expects to spend approximately $1.5 to $2.5 million on capital expenditures and capitalizable contracts set-up cost over the next 12 months.
●	Adequate Liquidity: The Company’s cash and cash equivalents totaled $15.6 million as of June 30, 2024. To fund our growth, our newly established multi-currency Revolving Credit Facility provides up to $15 million of borrowing capacity (excluding accordion features), and our €15 million Secured Borrowing Facility (amended factoring agreement) provides funding from sale of receivables up to a funding limit.

Other Highlights:

●	Strategic Financing Transaction: As announced on June 27, 2024, certain of XBP Europe’s subsidiaries entered into a comprehensive financing agreement with HSBC UK Bank plc to refinance the Company’s UK subsidiary’s existing indebtedness and provide up to $33 million of incremental liquidity.

Segment Revenue and Profitability:

	Three months ended June 30, 2024
	Bills & Payments	Technology	Total
Revenue, net	$27,305	$8,807	$36,112
Cost of revenue	25,074	4,408	29,482
Segment Gross Profit	2,231	4,399	6,630

	Three months ended June 30, 2023
	Bills & Payments	Technology	Total
Revenue, net	$30,198	$12,169	$42,367
Cost of revenue	26,465	4,215	30,680
Segment Gross Profit	3,733	7,954	11,687

Below is the note referenced above:

(1)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

Supplemental Investor Presentation

An investor presentation relating to our second quarter 2024 performance is available at investors.xbpeurope.com. This information has also been furnished to the SEC in a current report on Form 8-K.

About Non-GAAP Financial Measures

This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). XBP Europe believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. XBP Europe’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess XBP Europe’s financial performance, because it allows them to compare XBP Europe’s operating performance on a consistent basis across periods by removing the effects of XBP Europe’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination with CF Acquisition Corp. VIII. on November 29, 2023). Adjusted EBITDA also seeks to remove the effects of restructuring and related expenses and other similar non-routine items, some of which are outside the control of our management team. Restructuring expenses are primarily related to the implementation of strategic actions and initiatives related to right sizing of the business. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue on a constant currency basis by converting our current-period local currency revenue using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. XBP Europe does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in XBP Europe’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including certain financial forecasts and projections. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, revenue and other metrics planned products and services, business strategy and plans, objectives of management for future operations of XBP Europe, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by XBP Europe and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against XBP Europe or others and any definitive agreements with respect thereto; (2) the inability to meet the continued listing standards of Nasdaq or another securities exchange; (3) the risk that the business combination disrupts current plans and operations of XBP Europe and its subsidiaries; (4) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of XBP Europe and its subsidiaries to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) costs related to the business combination; (6) changes in applicable laws or regulations; (7) the possibility that XBP Europe or any of its subsidiaries may be adversely affected by other economic, business and/or competitive factors; (8) risks related to XBP Europe’s potential inability to achieve or maintain profitability and generate cash; (9) the impact of the COVID-19 pandemic, including any mutations or variants thereof, and its effect on business and financial conditions; (10) volatility in the markets caused by geopolitical and economic factors; (11) the ability of XBP Europe to retain existing clients; (12) the potential inability of XBP Europe to manage growth effectively; (13) the ability to recruit, train and retain qualified personnel, and (14) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Reports on Form 10-K filed on April 1, 2024 and, our subsequent quarterly reports on Form 10-Q and our current reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are made. XBP Europe gives no assurance that either XBP Europe or any of its subsidiaries will achieve its expected results. XBP Europe undertakes no duty to update these forward-looking statements, except as otherwise required by law.

About XBP Europe

XBP Europe is a pan-European integrator of bills, payments and related solutions and services seeking to enable digital transformation of its more than 2,000 clients. The Company’s name – ‘XBP’ stands for ‘exchange for bills and payments’ and reflects the Company’s strategy to connect buyers and suppliers, across industries, including banking, healthcare, insurance, utilities and the public sector, to optimize clients’ bills and payments and related digitization processes. The Company provides business process management solutions with proprietary software suites and deep domain expertise, serving as a technology and services partner for its clients. Its cloud-based structure enables it to deploy its solutions across the European market, along with the Middle East and Africa. The physical footprint of XBP Europe spans 15 countries and 32 locations and a team of approximately 1,500 individuals. XBP Europe believes its business ultimately advances digital transformation, improves market wide liquidity by expediting payments, and encourages sustainable business practices. For more information, please visit: www.xbpeurope.com.

For more XBP Europe news, commentary, and industry perspectives, visit: https://www.xbpeurope.com/

And please follow us on social:

X: https://X.com/XBPEurope

LinkedIn: https://www.linkedin.com/company/xbp-europe/

The information posted on XBP Europe’s website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in XBP Europe should monitor XBP Europe’s website and its social media accounts in addition to XBP Europe’s press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:

investors@xbpeurope.com

XBP Europe Holdings, Inc.

Condensed Consolidated Balance Sheets

As of June 30, 2024 and December 31, 2023

(in thousands of United States dollars except share and per share amounts)

	June 30,	December 31,
	2024 (Unaudited)	2023
ASSETS
Current assets
Cash and cash equivalents	$15,562	$6,905
Accounts receivable, net of allowance for credit losses of $1,448 and $1,272, respectively	27,935	30,795
Inventories, net	4,689	4,740
Prepaid expenses and other current assets	9,482	7,427
Total current assets	57,668	49,867
Property, plant and equipment, net of accumulated depreciation of $43,473 and $42,990, respectively	12,715	13,999
Operating lease right-of-use assets, net	6,365	6,865
Goodwill	22,315	22,910
Intangible assets, net	1,270	1,498
Deferred income tax assets	6,768	6,861
Other noncurrent assets	930	739
Total assets	$108,031	$102,739

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Current liabilities
Accounts payable	$17,086	$14,414
Related party payables	11,108	13,350
Accrued liabilities	21,282	24,742
Accrued compensation and benefits	16,777	16,583
Customer deposits	713	536
Deferred revenue	5,194	6,004
Current portion of finance lease liabilities	436	638
Current portion of operating lease liabilities	1,902	1,941
Current portion of long-term debts	5,373	3,863
Total current liabilities	79,871	82,071
Related party notes payable	1,497	1,542
Long-term debt, net of current maturities	26,837	12,763
Finance lease liabilities, net of current portion	—	23
Pension liabilities	11,875	12,208
Operating lease liabilities, net of current portion	4,674	5,065
Other long-term liabilities	1,657	1,635
Total liabilities	$126,411	$115,307
Commitments and Contingencies (Note 12)

STOCKHOLDERS’ DEFICIT
Preferred stock, par value of $0.0001 per share; 10,000,000 shares authorized; none issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Common Stock, par value of $0.0001 per share; 200,000,000 shares authorized; 30,166,102 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	30	30
Additional paid in capital	160	—
Accumulated deficit	(18,270)	(11,339)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(994)	(1,416)
Unrealized pension actuarial gains, net of tax	694	157
Total accumulated other comprehensive loss	(300)	(1,259)
Total stockholders’ deficit	(18,380)	(12,568)
Total liabilities and stockholders’ deficit	$108,031	$102,739

XBP Europe Holdings, Inc.

Condensed Consolidated Statements of Operations

For the three and six months ended June 30, 2024 and 2023

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue, net	$36,031	$42,294	$76,315	$85,072
Related party revenue, net	81	73	147	96
Cost of revenue (exclusive of depreciation and amortization)	29,472	30,668	59,868	63,958
Related party cost of revenue	10	12	28	63
Selling, general and administrative expenses (exclusive of depreciation and amortization)	6,905	8,181	14,851	16,595
Related party expense	1,215	1,133	2,177	2,298
Depreciation and amortization	923	946	1,880	1,856
Operating profit (loss)	(2,413)	1,427	(2,342)	398
Other expense (income), net
Interest expense, net	1,466	1,187	2,893	2,440
Related party interest expense (income), net	22	(51)	41	(6)
Foreign exchange losses, net	704	661	1,536	940
Changes in fair value of warrant liability	(3)	—	(40)	—
Pension income, net	(421)	(197)	(843)	(389)
Net loss before income taxes	(4,181)	(173)	(5,929)	(2,587)
Income tax expense	542	385	1,002	477
Net loss	$(4,723)	$(558)	$(6,931)	$(3,064)
Loss per share:
Basic and diluted	$(0.16)	$(0.03)	$(0.23)	$(0.14)

XBP Europe Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2024 and 2023

(in thousands of United States dollars)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(6,931)	$(3,064)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,520	1,663
Amortization of intangible assets	360	228
Credit loss expense	176	124
Changes in fair value of warrant liability	(40)	—
Stock-based compensation expense	160	—
Unrealized foreign currency losses	1,323	734
Change in deferred income taxes	(80)	(30)

Change in operating assets and liabilities
Accounts receivable	1,799	3,409
Inventories	(83)	135
Prepaid expense and other assets	(2,482)	1,061
Accounts payable	3,000	(3,426)
Related parties payable	(2,221)	1,695
Accrued expenses and other liabilities	(1,528)	(2,184)
Deferred revenue	(708)	(1,903)
Customer deposits	195	89

Net cash used in operating activities	(5,540)	(1,469)

Cash flows from investing activities
Purchase of property, plant and equipment	(553)	(1,993)
Additions to internally developed software	(173)	—

Net cash used in investing activities	(726)	(1,993)

Cash flows from financing activities
Borrowings under secured borrowing facility	—	62,962
Principal repayment on borrowings under secured borrowing facility	(18)	(63,571)
Borrowings under 2024 Revolving Credit Facility	15,339	—
Principal payments on long-term obligations	(468)	(456)
Proceeds from Secured Credit Facility	972	—
Principal payments on finance leases	(207)	(381)

Net cash provided by (used in) financing activities	15,618	(1,446)

Effect of exchange rates on cash and cash equivalents	(695)	(86)
Net increase (decrease) in cash and cash equivalents	8,657	(4,994)

Cash and equivalents, beginning of period	6,905	7,473
Cash and equivalents, end of period	$15,562	$2,479

Supplemental cash flow data:
Income tax payments, net of refunds received	60	568
Interest paid	1,053	888

XBP Europe Holdings, Inc.

Schedule 1: Reconciliation of Adjusted EBITDA and constant currency revenues

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation

	Three Months ended June 30,
($in thousands)	2024	2023

Revenues, as reported (GAAP)	36,112	42,367
Foreign currency exchange impact (1)	259
Revenues, at constant currency (Non-GAAP)	36,371	42,367

Reconciliation of Adjusted EBITDA

	Three Months ended June 30,
($in thousands)	2024	2023

Net loss (GAAP)	(4,723)	(558)
Income tax expenses	542	385
Interest expense including related party interest expense, net	1,488	1,136
Depreciation and amortization	923	946
EBITDA (Non-GAAP)	(1,770)	1,909
Restructuring and related expenses (2)	249	472
Employment litigation matter (3)	917	345
Related party management fee and royalties	—	421
Foreign exchange losses, net	704	660
Non-cash equity compensation (4)	160	—
Changes in fair value of warrant liability	(3)	—
Transaction Fees (5)	30	202
Adjusted EBITDA (Non-GAAP) (6)	287	4,009

(1)	Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the quarter ended June 30, 2023, to the revenues during the corresponding period in 2024.
(2)	Adjustment represents costs associated with restructuring, including employee severance and vendor and lease termination costs.
(3)	Represents the litigation settlement and associated expenses incurred in connection with the Company subsidiary litigation.
(4)	Represents the non-cash charges related to restricted stock units and options.
(5)	Represents transaction costs incurred as part of the Business Combination.
(6)	Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. These non-GAAP financial measures are among the indicators used by management to measure the performance of the Company’s operations, and also among the criteria upon which performance-based compensation may be based. Adjusted EBITDA also is used by our lenders for debt covenant compliance purposes.

Similar non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures. Because of these limitations, you should consider the non-GAAP financial measures alongside other performance measures and liquidity measures, including operating income, various cash flow metrics, net income and our other GAAP results.

Source: XBP Europe Holdings, Inc.